FIRST AMENDMENT TO BENEFIT EQUALIZATION PLAN

This amendment to the Federal Home Loan Bank of Topeka Benefit Equalization Plan is adopted by the Federal Home Loan Bank of Topeka as of the date last written below, the same to be effective as of January 1, 2008.

WHEREAS, Federal Home Loan Bank of Topeka (hereinafter, the “Bank”), previously established the Federal Home Loan Bank of Topeka Benefit Equalization Plan (hereinafter, the “Plan”) for the exclusive benefit of its members and their beneficiaries, which Plan was most recently amended and restated effective as of March 23, 2006; and

WHEREAS, the Bank retained the power to amend and/or terminate the Plan; and

WHEREAS, the Bank now desires to amend the Plan to clarify or change provisions regarding the deferral of Members’ Incentive Compensation and employer contributions matching Members’ deferred amounts;

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2008, as follows:

1.	Notwithstanding any language in the Plan to the Contrary, Members shall be allowed to make deferrals under Sections 4.01 or 4.02 from Incentive Compensation; provided, the Member must make a deferral election before December 31 of the calendar year preceding the calendar year in which the Incentive Compensation is earned. The Member shall elect the amount to be deferred, which may be expressed as a dollar amount or a percentage of the Member’s total Incentive Compensation, as well as the time and form of payment of the amount deferred.

2.	Notwithstanding any language in the Plan to the contrary, a Member’s matching contribution credited under Section 4.05(a) shall be calculated based on the Member’s total annual compensation (other than Incentive Compensation) and actual deferral elections for the applicable Plan Year, disregarding IRC Limitations. The matching amount shall be offset by any matching contribution actually made to the Thrift Plan, but the amount of the offset shall not exceed the dollar limit under IRC Section 402(g) for that Plan Year.

IN WITNESS WHEREOF, the Bank has caused this First Amendment to be signed by its duly authorized officer on this 19th day of December, 2007.

FEDERAL HOME LOAN BANK OF TOPEKA

By: /s/ Patrick C. Doran
Name: Patrick C. Doran
Title: Senior Vice President and General Counsel